Exhibit 99.1

MidCap Financial Investment Corporation

Reports Financial Results for the Quarter Ended June 30, 2024

Results for the Quarter Ended June 30, 2024 and Other Recent Highlights:

•	Net investment income per share for the quarter was $0.45, compared to $0.44 for the quarter ended March 31, 2024

•	Net asset value per share as of the end of the quarter was $15.38, compared to $15.42 as of March 31, 2024

•	New investment commitments made during the quarter totaled $285 million(1)

•	Gross fundings, excluding revolver fundings(2), totaled $214 million for the quarter

•	Net fundings, including revolvers(2), totaled $90 million for the quarter

•	Net leverage(3) was 1.45x as of June 30, 2024

•	On August 6, 2024, the Board of Directors (the “Board”) declared a dividend of $0.38 per share payable on September 26, 2024 to stockholders of record as of September 10, 2024

•	In June, KBRA affirmed MFIC’s BBB- rating and revised the rating Outlook to Positive from Stable

Closing of Previously Announced Mergers:

•

On July 22, 2024 (the “Closing Date”), the Company closed its previously announced mergers (the “Mergers”) with Apollo Senior Floating Rate Fund Inc. (“AFT”) and Apollo Tactical Income Fund Inc. (“AIF”) which increased the Company’s net assets by 43.7% to $1.45 billion and increased the size of the portfolio to $3.07 billion

•	The Mergers resulted in a reduction in the Company’s net leverage ratio to 1.13x as of the Closing Date, creating more investment capacity

•	In connection with the Mergers, the Company issued 28,527,003 common shares increasing the Company’s outstanding common shares to 93,780,278

•

As previously announced, in connection with the closing of the Mergers, on July 21, 2024, the Board declared a special distribution of $0.20 per share payable on August 15, 2024 to stockholders of record as of August 5, 2024

New York, NY — August 7, 2024 — MidCap Financial Investment Corporation (NASDAQ: MFIC) or the “Company,” today announced financial results for its quarter ended June 30, 2024. The Company’s net investment income was $0.45 per share for the quarter ended June 30, 2024, compared to $0.44 per share for the quarter ended March 31, 2024. The Company’s net asset value (“NAV”) was $15.38 per share as of June 30, 2024, compared to $15.42 as of March 31, 2024.

On August 6, 2024, the Board declared a dividend of $0.38 per share payable on September 26, 2024 to stockholders of record as of September 10, 2024.

Mr. Tanner Powell, the Company’s Chief Executive Officer said, “Results for the June quarter reflect solid recurring income and strong fee and prepayment income and relatively stable credit quality. We believe these results underscore the benefits of our strategy of building a well-diversified portfolio of true first lien middle market loans as well as our industry leading fee structure.” Mr. Powell continued, “We are pleased to have successfully closed on our transformative mergers with two other Apollo managed funds post quarter end, which increased MFIC’s net assets by approximately 43.7% to approximately $1.4 billion, providing MFIC with significant investing capacity. We believe our affiliation with MidCap Financial, a leading middle market lender managed by Apollo, will allow us to prudently deploy this capital in attractive investment opportunities. We remain enthusiastic about realizing the potential benefits of a larger combined company—including enhanced returns for all stockholders, greater scale, and enhanced portfolio diversification.”

(1)	Commitments made for the corporate lending portfolio.

(2)

During the quarter ended June 30, 2024, corporate lending revolver fundings totaled $31 million, corporate lending revolver repayments totaled $21 million, and the Company received a $3 million revolver paydown from Merx Aviation Finance, LLC.

(3)

The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

FINANCIAL HIGHLIGHTS

		March 31,	December 31,	September 30,	June 30,
($ in billions, except per share data)	June 30, 2024	2024	2023	2023	2023
Total assets	$2.55	$2.45	$2.50	$2.46	$2.50
Investment portfolio (fair value)	$2.44	$2.35	$2.33	$2.37	$2.41
Debt outstanding	$1.51	$1.41	$1.46	$1.43	$1.48
Net assets	$1.00	$1.01	$1.01	$0.99	$0.99
Net asset value per share	$15.38	$15.42	$15.41	$15.28	$15.20
Debt-to-equity ratio	1.51 x	1.40 x	1.45 x	1.44 x	1.49 x
Net leverage ratio (1)	1.45 x	1.35 x	1.34 x	1.40 x	1.45 x

(1)

The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

PORTFOLIO AND INVESTMENT ACTIVITY

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)*	2024	2023	2024	2023
Investments made in portfolio companies	$245.4	$101.6	$398.2	$252.7
Investments sold	—	—	—	—

Net activity before repaid investments	245.4	101.6	398.2	252.6
Investments repaid	(154.9)	(79.2)	(291.7)	(250.8)

Net investment activity	$90.5	$22.4	$106.4	$1.9

Portfolio companies, at beginning of period	154	141	152	135
Number of investments in new portfolio companies	18	12	25	20
Number of exited companies	(7)	(3)	(12)	(5)

Portfolio companies at end of period	165	150	165	150

Number of investments in existing portfolio companies	58	40	76	61

*	Totals may not foot due to rounding.

OPERATING RESULTS

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)*	2024	2023	2024	2023
Net investment income	$29.5	$28.9	$58.1	$58.3

Net realized and change in unrealized gains (losses)	(7.0)	(3.4)	(10.0)	(2.8)

Net increase in net assets resulting from operations	$22.6	$25.4	$48.0	$55.5

(per share)* (1)

Net investment income on per average share basis	$0.45	$0.44	$0.89	$0.89

Net realized and change in unrealized gain (loss) per share	(0.11)	(0.05)	(0.15)	(0.04)

Earnings per share — basic	$0.35	$0.39	$0.74	$0.85

*	Totals may not foot due to rounding.
(1)	Based on the weighted average number of shares outstanding for the period presented.

SHARE REPURCHASE PROGRAM *

During the three months ended June 30, 2024, the Company did not repurchase any shares.

Since the inception of the share repurchase program and through August 6, 2024, the Company repurchased 15,593,120 shares at a weighted average price per share of $15.91, inclusive of commissions, for a total cost of $248.1 million, leaving a maximum of $26.9 million available for future purchases under the current Board authorization of $275 million.

*	Share figures have been adjusted for the 1-for-3 reverse stock split which was completed after market close on November 30, 2018.

LIQUIDITY

As of June 30, 2024, the Company’s outstanding debt obligations, excluding deferred financing cost and debt discount of $6.6 million, totaled $1.518 billion which was comprised of $350 million of Senior Unsecured Notes (the “2025 Notes”) which will mature on March 3, 2025, $125 million of Senior Unsecured Notes (the “2026 Notes”) which will mature on July 16, 2026, $80 million of Senior Unsecured Notes (the “2028 Notes”) which will mature on December 15, 2028, $232 million outstanding Class A-1 Notes under the CLO and $731.2 million outstanding under the multi-currency revolving credit facility (the “Facility”). As of June 30, 2024, $16.0 million in standby letters of credit were issued through the Facility. The available remaining capacity under the Facility was $958 million as of June 30, 2024, which is subject to compliance with a borrowing base that applies different advance rates to different types of assets in the Company’s portfolio.

MERGERS

AFT Mergers

On July 22, 2024, the Company completed its previously announced acquisition of AFT. Pursuant to the AFT Agreement and Plan of Merger (the “AFT Merger Agreement”) with AFT, AFT Merger Sub, Inc., a Maryland corporation and a direct wholly-owned subsidiary of the Company (“AFT Merger Sub”), and, solely for the limited purposes set forth therein, Apollo Investment Management, L.P. the Company’s investment adviser (the “Investment Adviser”), AFT Merger Sub was first merged with and into AFT, with AFT continuing as the surviving company (the “AFT First Merger”), and, following the effectiveness of the AFT First Merger, AFT was then merged with and into the Company, with the Company continuing as the surviving company (together with the AFT First Merger, the “AFT Mergers”). In accordance with the terms of the AFT Merger Agreement, at the effective time of the AFT First Merger, each outstanding share of common stock, par value $0.001 per share, of AFT was converted into the right to receive 0.9547 shares of common stock, par value $0.001 per share, of the Company. As a result, the Company issued an aggregate of approximately 14,868,092 shares of its common stock to AFT’s former stockholders, excluding the impact for cash paid in lieu of fractional shares.

AIF Mergers

On July 22, 2024, the Company completed its previously announced acquisition of AIF. Pursuant to the AIF Agreement and Plan of Merger (the “AIF Merger Agreement”) with AIF, AIF Merger Sub, Inc., a Maryland corporation and a direct wholly-owned subsidiary of the Company (“AIF Merger Sub”), and, solely for the limited purposes set forth therein, the Investment Adviser, AIF Merger Sub was first merged with and into AIF, with AIF continuing as the surviving company (the “AIF First Merger”), and, following the effectiveness of the AIF First Merger, AIF was then merged with and into the Company, with the Company continuing as the surviving company (together with the AIF First Merger, the “AIF Mergers” and, together with the AFT Mergers, the “Mergers”). In accordance with the terms of the AIF Merger Agreement, at the effective time of the AIF First Merger, each outstanding share of common stock, par value $0.001 per share, of AIF was converted into the right to receive 0.9441 shares of common stock, par value $0.001 per share, of the Company. As a result, the Company issued an aggregate of approximately 13,658,992 shares of its common stock to AIF’s former stockholders, excluding the impact for cash paid in lieu of fractional shares.

Distribution Declarations

On July 21, 2024, the Board declared a special distribution of $0.20 per share of common stock, which will be paid on August 15, 2024 to stockholders of record as of August 5, 2024.

CONFERENCE CALL / WEBCAST AT 8:30 AM EDT ON AUGUST 8, 2024

The Company will host a conference call on Thursday, August 8, 2024, at 8:30 a.m. Eastern Time. All interested parties are welcome to participate in the conference call by dialing (800) 343-5172 approximately 5-10 minutes prior to the call; international callers should dial (203) 518-9856. Participants should reference either MidCap Financial Investment Corporation Earnings or Conference ID: MFIC0808 when prompted. A simultaneous webcast of the conference call will be available to the public on a listen-only basis and can be accessed through the Events Calendar in the Shareholders section of our website at www.midcapfinancialic.com. Following the call, you may access a replay of the event either telephonically or via audio webcast. The telephonic replay will be available approximately two hours after the live call and through August 29, 2024, by dialing (800) 839-9307; international callers should dial (402) 220-6085. A replay of the audio webcast will also be available later that same day. To access the audio webcast please visit the Events Calendar in the Shareholders section of our website at www.midcapfinancialic.com.

SUPPLEMENTAL INFORMATION

The Company provides a supplemental information package to offer more transparency into its financial results and make its reporting more informative and easier to follow. The supplemental package is available in the Shareholders section of the Company’s website under Presentations at www.midcapfinancialic.com.

Our portfolio composition and weighted average yields as of June 30, 2024, March 31, 2024, December 31, 2023, September 30, 2023, and June 30, 2023 were as follows:

	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Portfolio composition, at fair value:
First lien secured debt	90%	90%	89%	88%	88%
Second lien secured debt	1%	1%	1%	3%	3%

Total secured debt	91%	91%	90%	91%	91%
Unsecured debt	0%	—%	—%	0%	0%
Structured products and other	1%	1%	2%	2%	2%
Preferred equity	1%	1%	1%	1%	1%
Common equity/interests and warrants	7%	7%	7%	6%	6%
Weighted average yields, at amortized cost (1):
First lien secured debt (2)	11.9%	12.0%	12.1%	11.9%	11.7%
Second lien secured debt (2)	14.1%	14.1%	13.7%	14.4%	14.2%
Total secured debt (2)	11.9%	12.0%	12.1%	12.0%	11.8%
Unsecured debt portfolio (2)	—%	—%	—%	—%	10.0%
Total debt portfolio (2)	11.9%	12.0%	12.1%	12.0%	11.8%
Total portfolio (3)	9.9%	10.0%	10.1%	10.1%	10.0%
Interest rate type, at fair value (4):
Fixed rate amount	$0.0 billion	$0.0 billion	$0.0 billion	$0.0 billion	$0.0 billion
Floating rate amount	$2.1 billion	$2.0 billion	$2.0 billion	$2.0 billion	$2.1 billion
Fixed rate, as percentage of total	0%	0%	0%	0%	0%
Floating rate, as percentage of total	100%	100%	100%	100%	100%
Interest rate type, at amortized cost (4):
Fixed rate amount	$0.0 billion	$0.0 billion	$0.0 billion	$0.0 billion	$0.0 billion
Floating rate amount	$2.1 billion	$2.0 billion	$2.0 billion	$2.1 billion	$2.1 billion
Fixed rate, as percentage of total	0%	0%	0%	0%	0%
Floating rate, as percentage of total	100%	100%	100%	100%	100%

(1)	An investor’s yield may be lower than the portfolio yield due to sales loads and other expenses.

(2)	Exclusive of investments on non-accrual status.

(3)	Inclusive of all income generating investments, non-income generating investments and investments on non-accrual status.

(4)	The interest rate type information is calculated using the Company’s corporate debt portfolio and excludes aviation and investments on non-accrual status.

MIDCAP FINANCIAL INVESTMENT CORPORATION

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(In thousands, except share and per share data)

	June 30, 2024	December 31, 2023
	(Unaudited)
Assets
Investments at fair value:
Non-controlled/non-affiliated investments (cost — $2,107,071 and $2,012,273, respectively)	$2,031,569	$1,936,327
Non-controlled/affiliated investments (cost — $152,622 and $130,648, respectively)	94,469	77,528
Controlled investments (cost — $375,637 and $395,221, respectively)	318,314	320,344
Cash and cash equivalents	66,169	93,575
Foreign currencies (cost — $903 and $28,563, respectively)	868	28,553
Receivable for investments sold	605	2,796
Interest receivable	20,139	21,441
Dividends receivable	694	1,327
Deferred financing costs	17,291	19,435
Prepaid expenses and other assets	1,008	5

Total Assets	$2,551,126	$2,501,331

Liabilities
Debt	$1,511,552	$1,462,267
Payable for investments purchased	2,287	—
Management and performance-based incentive fees payable	9,962	10,729
Interest payable	15,238	14,494
Accrued administrative services expense	1,836	1,657
Other liabilities and accrued expenses	6,492	6,874

Total Liabilities	$1,547,367	$1,496,021

Commitments and contingencies (Note 8)

Net Assets	$1,003,759	$1,005,310

Net Assets
Common stock, $0.001 par value (130,000,000 shares authorized; 65,253,275 and 65,253,275 shares issued and outstanding, respectively)	$65	$65
Capital in excess of par value	2,103,718	2,103,718
Accumulated under-distributed (over-distributed) earnings	(1,100,024)	(1,098,473)

Net Assets	$1,003,759	$1,005,310

Net Asset Value Per Share	$15.38	$15.41

MIDCAP FINANCIAL INVESTMENT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Investment Income
Non-controlled/non-affiliated investments:
Interest income (excluding Payment-in-kind (“PIK”) interest income)	$60,146	$61,826	$120,142	$121,846
Dividend income	41	115	53	137
PIK interest income	2,438	339	4,433	668
Other income	894	1,034	2,601	2,969
Non-controlled/affiliated investments:
Interest income (excluding PIK interest income)	1,102	282	1,401	560
Dividend income	235	—	235	—
PIK interest income	35	32	69	60
Other income	—	—	—	—
Controlled investments:
Interest income (excluding PIK interest income)	4,265	4,547	8,552	9,036
Dividend income	—	—	—	—
PIK interest income	—	441	—	869
Other income	—	—	—	250

Total Investment Income	$69,156	$68,616	$137,486	$136,395

Expenses
Management fees	$4,389	$4,334	$8,775	$8,598
Performance-based incentive fees	5,572	6,120	11,610	12,316
Interest and other debt expenses	26,992	26,002	53,170	50,768
Administrative services expense	826	1,425	2,049	2,848
Other general and administrative expenses	2,103	2,236	4,232	4,492

Total expenses	39,882	40,117	79,836	79,022

Management and performance-based incentive fees waived	—	—	—	—
Performance-based incentive fee offset	—	—	—	(274)
Expense reimbursements	(267)	(351)	(434)	(686)

Net Expenses	$39,615	$39,766	$79,402	$78,062

Net Investment Income	$29,541	$28,850	$58,084	$58,333

Net Realized and Change in Unrealized Gains (Losses)
Net realized gains (losses):
Non-controlled/non-affiliated investments	$28	$(161)	$(7,441)	$(1,038)
Non-controlled/affiliated investments	—	—	—	—
Controlled investments	(15,700)	—	(15,700)	—
Foreign currency transactions	34	(4)	(584)	38

Net realized gains (losses)	(15,638)	(165)	(23,725)	(1,000)

Net change in unrealized gains (losses):
Non-controlled/non-affiliated investments	(4,548)	1,386	436	1,342
Non-controlled/affiliated investments	(2,691)	(916)	(5,033)	316
Controlled investments	15,942	(2,109)	17,555	(794)
Foreign currency translations	(51)	(1,641)	727	(2,661)

Net change in unrealized gains (losses)	8,652	(3,280)	13,685	(1,797)

Net Realized and Change in Unrealized Gains (Losses)	$(6,986)	$(3,445)	$(10,040)	$(2,797)

Net Increase (Decrease) in Net Assets Resulting from Operations	$22,555	$25,405	$48,044	$55,536

Earnings (Loss) Per Share — Basic	$0.35	$0.39	0.74	0.85

Important Information

Investors are advised to carefully consider the investment objective, risks, charges and expenses of the Company before investing. The prospectus dated April 12, 2023, which has been filed with the Securities and Exchange Commission (“SEC”), contains this and other information about the Company and should be read carefully before investing. An effective shelf registration statement relating to certain securities of the Company is on file with the SEC. Any offering may be made only by means of a prospectus and any accompanying prospectus supplement. Before you invest, you should read the base prospectus in that registration statement, the prospectus and any documents incorporated by reference therein, which the issuer has filed with the SEC, for more complete information about the Company and an offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

The information in the prospectus and in this announcement is not complete and may be changed. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Past performance is not indicative of, or a guarantee of, future performance. The performance and certain other portfolio information quoted herein represents information as of dates noted herein. Nothing herein shall be relied upon as a representation as to the future performance or portfolio holdings of the Company. Investment return and principal value of an investment will fluctuate, and shares, when sold, may be worth more or less than their original cost. The Company’s performance is subject to change since the end of the period noted in this report and may be lower or higher than the performance data shown herein.

About MidCap Financial Investment Corporation

MidCap Financial Investment Corporation (NASDAQ: MFIC) is a closed-end, externally managed, diversified management investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940 (the “1940 Act”). For tax purposes, the Company has elected to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The Company is externally managed by the Investment Adviser, an affiliate of Apollo Global Management, Inc. and its consolidated subsidiaries (“Apollo”), a high-growth global alternative asset manager. The Company’s investment objective is to generate current income and, to a lesser extent, long-term capital appreciation. The Company primarily invests in directly originated and privately negotiated first lien senior secured loans to privately held U.S. middle-market companies, which the Company generally defines as companies with less than $75 million in EBITDA, as may be adjusted for market disruptions, mergers and acquisitions-related charges and synergies, and other items. To a lesser extent, the Company may invest in other types of securities including, first lien unitranche, second lien senior secured, unsecured, subordinated, and mezzanine loans, and equities in both private and public middle market companies. For more information, please visit www.midcapfinancialic.com.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events, future performance or financial condition or the Mergers. The forward-looking statements may include statements as to: future operating results of MFIC as the combined company following the Mergers, and distribution projections; business prospects of MFIC as the combined company following the Mergers and the prospects of its portfolio companies; and the impact of the investments that MFIC as the combined company following the Mergers expects to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including those set forth in the “Special Note Regarding Forward-Looking Statements” section in our registration statement on Form N-14 (333-275640) previously filed with the SEC. MFIC has based the forward-looking statements included in this press release on information available to it on the date hereof, and MFIC assumes no obligation to update any such forward-looking statements. Although MFIC undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that it may make directly to you or through reports that MFIC in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contact

Elizabeth Besen

Investor Relations Manager

MidCap Financial Investment Corporation

212.822.0625

ebesen@apollo.com